UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Progenics Pharmaceuticals, Inc.
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SUPPLEMENT DATED MAY 5, 2017 TO THE PROXY STATEMENT DATED APRIL 27, 2017

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2017

Progenics Pharmaceuticals, Inc. (“Progenics”) is filing this Supplement to specify certain procedural requirements governing Director nominations by stockholders, as set forth on page 14 of the Definitive Proxy Statement on Schedule 14A filed by Progenics with the U.S. Securities and Exchange Commission (“SEC”) on April 27, 2017 (the “Proxy Statement”). A copy of this Supplement can be found on the Internet at: http://ir.progenics.com/annual-proxy.cfm.

The section of the Proxy Statement entitled “Nomination of Directors by Stockholders” is supplemented and replaced in its entirety by the following sections, which should be read in conjunction with the Proxy Statement:

Nomination of Directors by Stockholders. The Nominating and Corporate Governance Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board. Any of our stockholders may recommend one or more eligible persons for election as a director at an annual meeting of stockholders if the stockholder provides the recommendation to our Corporate Secretary at our principal executive offices not earlier than Wednesday, February 14, 2018 nor later than Friday, March 16, 2018. In the event that the annual meeting of stockholders is called for a date that is not within 30 days before or after June 14, 2018, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs. In the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of such special meeting was mailed or public announcement of the date of such special meeting is first made, whichever first occurs.

To be eligible for consideration, a candidate for director proposed by a stockholder must also be independent of the stockholder providing the nomination in all respects, as determined by the Nominating and Corporate Governance Committee or by applicable law, qualify as an “independent director” under the NASDAQ Marketplace rules and meet the Minimum Criteria for Board Members set forth above. Further requirements for eligibility are set forth in Section 3.05 of our By-Laws, as Amended and Restated as of January 25, 2017, and available as Exhibit 3.2 to Progenics’ Current Report on Form 8-K, as filed with the SEC on January 30, 2017 (the “By-Laws”).

Requirements for Director Nominations to be Considered for Inclusion in Proxy Materials (i.e., Proxy Access). Under certain circumstances specified in the By-Laws, a stockholder, or group of no more than 20 stockholders, owning at least three percent of Progenics’ outstanding common stock continuously for at least the prior three years, may nominate for election to our Board and inclusion in the proxy materials we distribute for our annual meeting of stockholders up to the greater of two directors or 25 percent (rounded down to the nearest whole number) of the number of directors then serving on our Board. Stockholders who wish to nominate persons for election to the Board at the 2018 annual meeting of stockholders and have those director nominees included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination to Progenics’ Corporate Secretary at One World Trade Center, 47th Floor, Suite J, New York, NY 10007 no earlier than Tuesday, November 28, 2017 and no later than Thursday, December 28, 2017. In the event that the 2018 annual meeting of stockholders is called for a date that is not within 30 days before or after June 14, 2018 (an “Other Meeting Date”), such written notice of nomination must be received not later than the close of business on the later of the date that is 180 days prior to such Other Meeting Date and the 10th day following the day on which the date of such Other Meeting Date is first publicly announced or disclosed by Progenics. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 3.07 of the By-Laws. To obtain a copy of the By-Laws at no charge, you may write to Progenics’ Corporate Secretary at the address set forth in this paragraph. A current copy of the By-Laws is also available as Exhibit 3.2 to Progenics’ Current Report on Form 8-K, as filed with the SEC on January 30, 2017.